Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2007, accompanying the consolidated financial statements of GeoResources, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 which is incorporated by reference in this Registration Statement and Prospectus.  We consent to the incorporation by reference in this Registration Statement and Prospectus of the aforementioned report.

/s/ Richey, May & Co., LLP

Englewood, Colorado

August 6, 2007